Exhibit 1.1

BeiGene, Ltd.

[•] American Depositary Shares
Representing
[•] Ordinary Shares
(par value $0.0001 per share)

Underwriting Agreement

[•], 2016

Morgan Stanley & Co. LLC

Goldman, Sachs & Co.

Cowen and Company, LLC

As representatives of the several Underwriters

named in Schedule I hereto

c/o         Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

c/o         Goldman, Sachs & Co.
200 West Street
New York, New York 10282

c/o         Cowen and Company, LLC
599 Lexington Avenue, 27th Floor
New York, NY 10022

Ladies and Gentlemen:

BeiGene, Ltd., an exempted company incorporated in the Cayman Islands with limited liability (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [•] American Depositary Shares, representing [•] ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), of the Company, and, at the election of the Underwriters, up to [•] additional American Depositary Shares representing [•] Ordinary Shares, and the shareholders of the Company named in Schedule II hereto (the “Selling Shareholders”) propose, severally and not jointly, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of [•] American Depositary Shares representing [•] Ordinary Shares and, at the election of the

Underwriters, up to [•] additional American Depositary Shares representing [•] Ordinary Shares.  The aggregate of [•] American Depositary Shares representing [•] Ordinary Shares to be sold by the Company and the Selling Shareholders is herein called the “Firm ADSs”, and the aggregate of [•] American Depositary Shares representing [•] additional Ordinary Shares to be sold by the Company is herein called the “Optional ADSs”.  The Firm ADSs and the Optional ADSs that the Underwriters elect to purchase pursuant to Section 2 hereof are collectively called the “ADSs”. The Ordinary Shares represented by the Firm ADSs are hereinafter called the “Firm Shares” and the Ordinary Shares represented by the Optional ADSs are hereinafter called the “Optional Shares”, and the Firm Shares and the Optional Shares are herein collectively called the “Shares”.

The ADSs are to be issued pursuant to a deposit agreement (the “Deposit Agreement”), dated as of February 5, 2016 and as amended on April 11, 2016, among the Company, Citibank, N.A., as depositary (the “Depositary”), and holders from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing the ADSs.  Each ADS will initially represent the right to receive 13 Ordinary Shares deposited pursuant to the Deposit Agreement.

1.

(a)                   The Company represents and warrants to, and agrees with, each of the Underwriters that as of the date hereof, and as of each Time of Delivery (as defined herein):

(i)                                     A registration statement on Form S-1 (File No. 333-[•]) (the “Initial Registration Statement”) in respect of the Shares has been filed with the U.S. Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”;

the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a)(i) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares and ADSs that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any reference herein to any Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-1 under the Act, as of the date of such prospectus; any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares and ADSs is hereinafter called an “Issuer Free Writing Prospectus”); any “bona fide electronic roadshow” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person is hereinafter called a “broadly available roadshow”; any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act is hereinafter called a “Section 5(d) Communication”; and any Section 5(d) Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Section 5(d) Writing”);

(ii)                                  No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, and each broadly available roadshow, if any, when considered together with the Pricing Prospectus, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or information furnished in writing to the Company by a Selling Shareholder expressly for use therein, which information shall consist of only (A) the legal name and address and the number of Shares and ADSs beneficially owned by such Selling Shareholder prior to the offering of the Shares and ADSs, and (B) the other information (excluding percentages) with respect to such Selling Shareholder which appears in the table and corresponding footnotes under the caption “Principal and Selling Shareholders” in the Registration Statement, Preliminary Prospectus or Pricing Prospectus (“Selling Shareholder Information”);

(iii)                               For the purposes of this Agreement, the “Applicable Time” is [•] p.m. ET New York City Time on the date of this Agreement.  The Pricing Prospectus, as supplemented by those Issuer Free Writing Prospectuses and other documents and information listed in Schedule III(b) hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus, if any, listed on Schedule III(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus, the Prospectus and each such Issuer Free Writing Prospectus and each Section 5(d) Writing listed on Schedule III(b) hereto, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus or Section 5(d) Writing in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(iv)                              The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of the Agreement and prior to the execution of this Agreement, except as set forth on Schedule III(b) hereto;

(v)                                 The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(vi)                              A registration statement on Form F-6 (File No. 333-209044) in respect of the ADSs has been filed with the Commission; such registration statement in the form heretofore delivered to the Representatives and, excluding exhibits, to the Representatives for each of the other Underwriters, has been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and, to the Company’s knowledge, no proceeding for that purpose has been initiated or threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “ADS Registration Statement”); and the ADS Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(vii)                           A registration statement on Form 8-A (File No. 001-37686) in respect of the registration of the Shares and ADSs under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), has been filed with the Commission; such registration statement in the form heretofore delivered to the Representatives and, excluding exhibits, to the Representatives for each of the other Underwriters, has been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “Form 8-A Registration Statement”); and the Form 8-A Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and did not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(viii)                        Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement and the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the share capital, short-term debt or long-term debt of the Company or any of its subsidiaries (other than as a result of the exercise of any outstanding share options or warrants described in the Pricing Prospectus, the award of share options pursuant to the Company’s equity incentive plans that are described in the Pricing Prospectus, or the repurchase of capital shares (subject to appropriate adjustment for share splits, share dividends, combinations and the like following the date of this Agreement) in connection with any early exercise of share options that were issued pursuant to the Company’s equity incentive plans described in the Pricing Prospectus by option holder employees in connection with such employees’ termination of service to the Company) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), otherwise than as set forth or contemplated in the Pricing Prospectus;

(ix)                              Each of the Company and its subsidiaries has good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries.

The Company and its subsidiaries do not own any real property and any real property and buildings held under lease by each of the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases (subject to the effects of (A) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors generally; (B) the application of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity); and (C) applicable law and public policy with respect to rights to indemnity and contribution) with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(x)                                 The Company and its subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate to protect the Company and its subsidiaries and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and each additional time of purchase, if any; neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew any such insurance as and when such insurance expires; and there is no material insurance claim made by or against the Company or any of its subsidiaries, pending, outstanding, or to the Company’s knowledge, threatened, and no facts or circumstances exist which would reasonably be expected to give rise to any such claim and all due premiums in respect thereof have been paid;

(xi)                              The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Company has been duly incorporated or organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

(xii)                           Neither the Company nor any of its subsidiaries has sent or received any written communication regarding termination of, or intent not to renew, any of the material contracts or agreements specifically referred to or described in the Pricing Prospectus, or specifically referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company, any of its subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement;

(xiii)                        Each of the Company and its subsidiaries has all necessary licenses, franchises, concessions, consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all governmental agencies to own, lease, license and use its properties, assets and conduct its business in the manner described in the Pricing Prospectus, except where the failure to obtain such licenses, franchises, concessions, consents, authorizations, approvals, orders, certificates and permits or make such declarations and filings would not be reasonably expected to have a Material Adverse Effect, and such licenses, franchises, concessions, consents, authorizations, approvals, orders, certificates or permits contain no material restrictions or conditions not described in the Pricing Prospectus; neither the Company nor any of its subsidiaries is aware that any regulatory body is considering modifying, suspending or revoking any such licenses, franchises, concessions, consents, authorizations, approvals, orders, certificates or permits, and the Company and its subsidiaries are in compliance with the provisions of all such licenses, consents, authorizations, approvals, orders, certificates or permits;

(xiv)                       Except as described in the Pricing Prospectus under the captions “Risk Factors—Risks Related to Our Doing Business in the PRC—PRC regulations relating to investments in offshore companies by PRC residents may subject our future PRC-resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries or limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits” and “Risk Factors—Risks Related to Our Doing Business in the PRC—Any failure to comply with PRC regulations regarding our employee equity incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions,” neither the Company nor any of its subsidiaries is (A) in breach of or in default under any laws, regulations, rules, orders, decrees, guidelines or notices of the PRC, Cayman Islands, Hong Kong and any other jurisdiction where it was incorporated or operates, (B) in breach of or in default under any approval, consent, waiver, authorization, exemption, permission, endorsement or license granted by any court or governmental agency or body of any stock exchange authorities (“Governmental Agency”) in the PRC, Cayman Islands, Hong Kong or any other jurisdiction where it was incorporated or operates, (C) in violation of its constitutive or organizational documents or (D) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of (A) and (B) above would be reasonably expected to have a Material Adverse Effect;

(xv)                          The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued share capital of the Company have been duly authorized and validly issued and are fully paid and non-assessable and conform to the description thereof contained in the Registration Statement, Pricing Disclosure Package and the Prospectus; and all of the issued share capital of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; except as described in the Pricing Prospectus, there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, Shares, ADSs or any other class of share capital of the Company; the Shares, when issued and delivered against payment therefor, may be freely deposited by the Company and the Selling Shareholders with the Depositary against issuance of ADSs and ADRs evidencing ADSs; the ADSs, when issued and delivered against payment therefor, will be freely transferable by the Company and the Selling Shareholders to or for the account of the several Underwriters and the initial purchasers thereof; and there are no restrictions on subsequent transfers of the Shares or the ADSs under the laws of the PRC, Cayman Islands or United States, except as described in the Pricing Prospectus;

(xvi)                       (A) No person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any Shares, ADSs or, except as described in the Pricing Prospectus, any other share capital of or other equity interests in the Company or any of its subsidiaries and (B) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares and the ADSs;

(xvii)                    The Shares to be issued underlying the ADSs to be sold by the Company and the Selling Shareholders to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Shares contained in the Registration Statement, Pricing Disclosure Package and the Prospectus;

(xviii)                 Except as described in the Pricing Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement, the ADS Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

(xix)                       This Agreement has been duly authorized, executed and delivered by the Company;

(xx)                          The Deposit Agreement was duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and upon the deposit of Shares in respect of the ADSs in accordance with the provisions of the Deposit Agreement, the ADSs, when issued, will be validly issued and fully paid, and upon issuance by the Depositary of the ADSs and ADRs evidencing the ADSs, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement, the ADSs and the ADRs conform in all material respects to the descriptions thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(xxi)                       All dividends and other distributions declared and payable on the Shares may under the current laws and regulations of the Cayman Islands be paid to the Depositary, and all such dividends and other distributions paid on the ADSs will not be subject to withholding or other taxes under the laws and regulations of the Cayman Islands and are otherwise free and clear of any other tax, withholding or deduction in the Cayman Islands and without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any court or Governmental Agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties

(hereinafter referred to as “Governmental Authorizations”) in the Cayman Islands;

(xxii)                    All dividends and other distributions declared and payable on the share capital of BeiGene (Hong Kong) Co., Limited may under the current laws and regulations of Hong Kong be paid to the Company, and all such dividends and other distributions paid on the ADSs will not be subject to withholding or other taxes under the laws and regulations of Hong Kong and are otherwise free and clear of any other tax, withholding or deduction in Hong Kong and without the necessity of obtaining any Governmental Authorization in Hong Kong;

(xxiii)                 Except as described in the Pricing Prospectus, all dividends and other distributions declared and payable on the share capital of any of the PRC subsidiaries of the Company may under the current laws and regulations of the PRC be freely transferred out of the PRC and may be paid in U.S. dollars, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the PRC and are otherwise free and clear of any other tax, withholding or deduction in the PRC, and without the necessity of obtaining any Governmental Authorization in the PRC;

(xxiv)                The issue and sale of the Shares and ADSs, the deposit of the Shares with the Depositary against issuance of the ADSs and ADRs evidencing the ADSs and the execution and delivery of this Agreement and the compliance by the Company with this Agreement and the Deposit Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company and any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the constitutive or organizational documents of the Company or any subsidiary or (C) result in any violation of any statute or any order, rule or regulation of any court or Governmental Agency having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; except, in the case of (A), as would not reasonably be expected to have a Material Adverse Effect or would not impair, in any material respect, the ability of the Company to issue and sell the Shares and the ADSs or to consummate the transactions contemplated by this Agreement;

(xxv)                   No consent, approval, authorization, order, registration or qualification of or with any court or Governmental Agency is required for the issue and sale of the Shares or the ADSs, for the deposit of the Shares with the Depositary against issuance of ADSs and ADRs evidencing the ADSs to be delivered or the consummation by the Company of the transactions contemplated by this Agreement and the Deposit Agreement, except (A) the registration under the Act of the Shares and ADSs, listing of the ADSs on the NASDAQ Global Select Market and the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements, (B) such Governmental Authorizations as have been duly obtained and are in full force and effect and copies of which have been furnished to the Representatives and (C) such Governmental Authorizations as may be required under state securities or Blue Sky laws or any laws of jurisdictions outside the PRC, Cayman Islands, Hong Kong and United States in connection with the purchase and distribution of the Shares and ADSs by or for the respective accounts of the several Underwriters;

(xxvi)                The ADSs have been approved for listing on the NASDAQ Global Select Market, subject to notice of issuance;

(xxvii)             Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Taxation”, no transaction tax, issue tax, stamp duty or other issuance or transfer tax or duty or withholding tax is or will be payable by or on behalf of the Underwriters, or otherwise imposed on any payments made to the Underwriters, acting in their capacity as Underwriters, in connection with (i) the issuance of the Shares to the Underwriters by the Company and the deposit with the Depositary of the Shares against the issuance of ADSs and ADRs evidencing the ADSs; (ii) the issuance of the ADSs to or for the account of the several Underwriters; (iii) the sale by the Underwriters of the ADSs to the initial purchasers thereof; (iv) the execution and delivery of this Agreement, the Deposit Agreement or the consummation of the transactions contemplated by this Agreement; or (v) any subsequent transfer of, or agreement to transfer, the ADSs (or interests in the ADSs) through the facilities of The Depository Trust Company (“DTC”) (including such transfers to purchasers procured by the Underwriters);

(xxviii)          Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares and ADSs;

(xxix)                The statements set forth in the Pricing Prospectus and Prospectus under the captions “Description of Share Capital”, “Description of American Depositary Shares”, and “Shares and American Depositary Shares Eligible for Future Sale”, insofar as they purport to constitute a summary of the terms of the Shares and ADSs, respectively, and under the caption “Taxation”, and under the caption “Underwriting”, insofar as they purport to summarize the provisions of the laws and documents referred to therein, are accurate and materially complete and fair;

(xxx)                   Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings (including, without limitation, governmental investigations or inquiries) pending to which the Company or any of its subsidiaries or the Company’s directors and executive officers, is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would have a Material Adverse Effect; or that are required to be described in the Registration Statement, Pricing Prospectus and Prospectus and are not so described; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(xxxi)                The Company is not and, after giving effect to the offering and sale of the ADSs and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xxxii)             At the time of filing the Initial Registration Statement the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;

(xxxiii)          Each of this Agreement and the Deposit Agreement is in proper form to be enforceable against the Company in the Cayman Islands in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of this Agreement or the Deposit Agreement, it is not necessary that this Agreement or the Deposit Agreement be filed or recorded with any court or other authority in the Cayman Islands or, except as described in the Pricing Prospectus under the caption “Taxation—Cayman Islands Taxation”, that any stamp or similar tax in the Cayman Islands be paid on or in respect of this Agreement, the Deposit Agreement or any other documents to be furnished hereunder;

(xxxiv)         The Registration Statement, Pricing Prospectus, Prospectus, any Issuer Free Writing Prospectus, Form 8-A Registration Statement  and ADS Registration Statement and the filing of the Registration Statement, Pricing Prospectus, Prospectus, any Issuer Free Writing Prospectus, Form 8-A Registration Statement and ADS Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement, Form 8-A Registration Statement and ADS

Registration Statement have been duly executed pursuant to such authorization by and on behalf of the Company;

(xxxv)            There are no contracts or documents which are required to be described in the Registration Statement and the Pricing Prospectus or to be filed as exhibits to the Registration Statement which have not be so described and filed as required;

(xxxvi)         Except as described in the Pricing Prospectus, in each case, (A) each of the Company and its subsidiaries owns, possesses, licenses or has other rights to use all patents, copyrights, trademarks, service marks, trade names, Internet domain names, technology, and/or know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights), including registrations and/or applications for registration with respect to any of the foregoing, (collectively, “Intellectual Property”) that are necessary or used in any material respect to conduct their business in the manner in which it is being conducted and in the manner in which it is contemplated as set forth in the Pricing Prospectus, however, notwithstanding the foregoing and except as described in the Pricing Prospectus, in the case of patent rights owned by a third party, to the knowledge of the Company, each of the Company and its subsidiaries owns, possesses, licenses or has rights to such patent rights necessary or used in any material respect to conduct their business in the manner in which it is being conducted and in the manner in which it is contemplated as set forth in the Pricing Prospectus; (B) all copyrights and patents owned or licensed by the Company (including all copyrights and patents owned or licensed by the Company’s subsidiaries) are (a) to the knowledge of the Company, valid and enforceable and (b) not subject to any ongoing or, to the knowledge of the Company, threatened interference, reexamination, judicial or administrative proceeding pertaining to validity, enforceability or scope; (C) neither the Company nor any of its subsidiaries has received any written notice alleging, nor, to the knowledge of the Company, is there, any infringement, violation or conflict with (and neither the Company nor any of its subsidiaries knows of any basis for alleging infringement, violation or conflict with) the Intellectual Property rights of any third party by the Company, its subsidiaries, or their products; (D) there are no pending or, to the knowledge of the Company, threatened actions, suits, proceedings or claims that allege the Company or any of its subsidiaries is infringing or has infringed any Intellectual Property right of any third party; (E) the discoveries, inventions, products or processes of the Company and its subsidiaries referenced in the Pricing Prospectus, to the knowledge of the Company, do not violate or conflict with any Intellectual Property right of any third party including any discovery, invention, product or process that is the subject of a patent application filed by any third party; and (F) neither the Company nor any of its subsidiaries are in breach of any license or other agreement (to which it is a party) related to the Intellectual Property rights of the Company, its subsidiaries or any third party;

(xxxvii)      Except as described in the Pricing Prospectus, the Company has not sold, issued or distributed any Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S promulgated under the Act, other than shares issued pursuant to employee benefit plans, qualified share option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants;

(xxxviii)   No material indebtedness (actual or contingent) and, except as described or incorporated by reference in the Pricing Prospectus under the captions “Item 11. Executive Compensation—Employment Agreements with Our Named Executive Officers” and “Certain Relationships and Related Party Transactions—Consulting Arrangements”, no material contract or arrangement is outstanding between the Company or any of its subsidiaries and any director or executive officer of the Company or any of its subsidiaries or any person connected with such director or executive officer (including his/her spouse, infant children, any company or undertaking in which he/she holds a controlling interest); and there are no material relationships or transactions between the Company or any of its subsidiaries on the one hand and its affiliates, officers and directors or their shareholders, customers or suppliers on the other hand except as disclosed in the Pricing Prospectus;

(xxxix)         Ernst & Young Hua Ming LLP, who have audited certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder and are independent in accordance with the requirements of the U.S. Public Company Accounting Oversight Board;

(xl)                              The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States (“US GAAP”); (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate actions are taken with respect to any differences; and (E) the Company has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of such entity;

(xli)                           The Company has established and maintains and evaluates a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with US GAAP; such internal control over financial reporting has been designed by the Company’s chief executive officer and chief financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with US GAAP; all material weaknesses, if any, in internal controls have been identified to the Company’s independent auditors; since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus there has been no change in the Company’s internal control over financial reporting or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses, and, except as described in the Pricing Prospectus, the Company’s independent accountants have not notified the Company of any “reportable conditions” (as that term is defined under standards established by the American Institute of Certified Public Accountants) in the Company’s internal accounting controls, or other weaknesses or deficiencies in the design or operation of the Company’s internal accounting controls, that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting, or could adversely affect the Company’s ability to record, process, summarize and report financial data consistent with the assertions of the Company’s management in the financial statements; and the Company has taken all necessary actions to ensure that, upon and at all times after the filing of the Registration Statement, the Company and its subsidiaries and its and their respective officers and directors, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder. The Company has established and maintains and evaluates disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act, such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective to perform the functions for which they were established;

(xlii)                        Except as described in the Pricing Prospectus, neither the Company nor any of its subsidiaries has any material obligation to provide retirement, healthcare, death or disability benefits to any of the present or past employees of the Company or any of its subsidiaries, or to any other person;

(xliii)                     No material labor dispute, work stoppage, slow down or other conflict with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened;

(xliv)                    The sections entitled “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Significant Judgments and Estimates” and “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Significant Judgments and Estimates” incorporated by reference into the Pricing Prospectus truly, accurately and completely in all material respects describes: (A) accounting policies which the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) judgments and uncertainties affecting the application of Critical Accounting Policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions; and the Company’s Board of Directors and management have reviewed and agreed with the selection, application and disclosure of Critical Accounting Policies and have consulted with its legal counsel and independent accountants with regard to such disclosure;

(xlv)              Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, neither the Company nor any of its subsidiaries has: (A) entered into or assumed any contract, (B) incurred or agreed to incur any liability (including any contingent liability) or other obligation, (C) acquired or disposed of or agreed to acquire or dispose of any business or any other asset or (D) assumed or acquired or agreed to assume or acquire any liabilities (including contingent liabilities), that would, in any of clauses (A) through (D) above, be material to the Company and its subsidiaries and that are not otherwise described in the Pricing Prospectus;

(xlvi)           The sections entitled “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” and “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” incorporated by reference into the Pricing Prospectus accurately and fully describes: (A) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur; and (B) all off-balance sheet transactions, arrangements, and obligations, including, without limitation, relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or any of its subsidiaries, such as structured finance entities and special purpose entities (collectively, “off-balance sheet arrangements”) that are reasonably likely to have a material effect on the liquidity of the Company or any of its subsidiaries or the availability thereof or the requirements of the Company or any of its subsidiaries for capital resources;

(xlvii)                 No holder of any of the Shares or the ADSs after the consummation of the transactions contemplated by this Agreement or the Deposit Agreement is or will be subject to any personal liability in respect of any liability of the Company by virtue only of its holding of any such Shares or ADSs; and except as set forth in the Pricing Prospectus, there are no limitations on the rights of holders of the Shares or the ADSs to hold, vote or transfer their securities;

(xlviii)              The audited consolidated financial statements (and the notes thereto) of the Company included or incorporated by reference in the Registration Statement, Pricing Prospectus and Prospectus fairly present in all material respects the consolidated financial position of the Company as of the dates specified and the consolidated results of operations and changes in the consolidated financial position of the Company for the periods specified, and such financial statements have been prepared in conformity with US GAAP applied on a consistent basis throughout the periods presented (other than as described therein); the summary and selected consolidated financial data and the preliminary unaudited financial results for the six months ended June 30, 2016, respectively, included or incorporated by reference in the Registration Statement, Pricing Prospectus and Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference therein, subject, in the case of the preliminary unaudited financial results, to the fact that such results are subject to completion of the Company’s normal period-end closing procedures and review by the Company’s independent accountants in accordance with Statement of Auditing Standards No. 100;

(xlix)                    Under the laws of the Cayman Islands, each holder of ADSs and ADRs evidencing ADSs issued pursuant to the Deposit Agreement shall be entitled, subject to the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee registered as representative of the holders of the ADRs in a direct suit, action or proceeding against the Company;

(l)                                     the Company has (i) filed all material tax returns that are required to be filed or has requested extensions thereof and (ii) except as would not give rise to a Material Adverse Effect, has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith; the provisions included in the audited consolidated financial statements as set out or incorporated by reference in the Pricing Prospectus include appropriate provisions required under US GAAP for all taxation in respect of accounting periods ended on or before the accounting reference date to which such audited accounts relate for which the Company was then or might reasonably be expected thereafter to become or have become liable; and neither the Company nor any of its subsidiaries has received notice of any tax deficiency with respect to the Company or any of its subsidiaries;

(li)                                  All preclinical studies and clinical trials conducted by or on behalf of the Company that are material to the Company and its subsidiaries, taken as a whole, have been adequately described in the Registration Statement, the Pricing Disclosure Package and the Prospectus in all material respects. The preclinical studies and clinical trials conducted by or on behalf of the Company were and, if still ongoing, are being conducted in material compliance with all laws and regulations applicable thereto in the jurisdictions in which they are being conducted and with all laws and regulations applicable to preclinical studies and clinical trials from which data will be submitted to support marketing approval. The descriptions in the Registration Statement, the Pricing Disclosure Package and the Prospectus of the results of such studies and trials are accurate and complete in all material respects and fairly present the data derived from such studies, and the Company has no knowledge of any large well-controlled clinical trial the aggregate results of which call into question the results of any clinical trial conducted by or on behalf of the Company that are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or the results of which are referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not received any notices or statements from the U.S. Food and Drug Administration (“FDA”), the European Medicines Agency (“EMA”), the China Food and Drug Administration (“CFDA”) or any comparable regulatory agency (each a “Regulatory Authority”) imposing, requiring, requesting or suggesting a clinical hold, termination, suspension or material modification for or of any preclinical studies or clinical trials that are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or the results of which are referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not received any notices or statements from any Regulatory Authority, and otherwise has no knowledge of (i) any investigational new drug application for any potential product of the Company is or has been rejected or determined to be non-approvable or conditionally approvable; and (ii) any license, approval, permit or authorization to conduct any clinical trial of any potential product of the Company has been, will be or may be suspended, revoked, materially modified or limited;

(lii)                               The Company and each of its subsidiaries: (A) are and at all times have been in compliance in all material respects with all statutes, rules, or regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, labeling, storage, import, export or disposal of any product manufactured or distributed by the Company (“Applicable Laws”); (B) have not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from any Regulatory Authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (C) possess all Authorizations and such Authorizations are valid and in full force and effect and are not in violation of any term of any such Authorizations; (D) have not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and, to the knowledge of the Company, no such proceedings are threatened or contemplated by any such governmental authority or third party; (E) have not received notice that any Regulatory Authority has taken, is taking or will take action to limit, suspend, modify or revoke any Authorizations and, to the knowledge of the Company, no such Regulatory Authority has threatened such action; and (F) have filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission);

(liii)                            Any Company-derived statistical and market-related data included in the Pricing Prospectus and Prospectus have been derived from the records of the Company using systems and procedures which incorporate adequate safeguards to ensure that the data are complete, true and accurate in all material respects and are not misleading; any third-party statistical and market-related data included in the Pricing Prospectus and Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent for the use of such data from such sources to the extent required;

(liv)                           The application of the net proceeds from the offering of ADSs, as described in the Pricing Prospectus, will not (A) contravene any provision of any current and applicable laws or the current constituent documents of the Company or any of its subsidiaries, (B) contravene the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon the Company or any of its subsidiaries or (C) contravene or violate the terms or provisions of any Governmental Authorization applicable to any of the Company or any of its subsidiaries;

(lv)                              There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the issuance and sale of the Shares and ADSs;

(lvi)                           Under the laws of the Cayman Islands and as set out in the Prospectus, the courts of the Cayman Islands will recognize and give effect to the choice of law provisions set forth in Section 15 hereof and enforce judgments of U.S. courts obtained against the Company to enforce this Agreement under the laws of the PRC, the choice of law provisions set forth in Section 15 hereof will be recognized by the courts of the PRC and any judgment obtained in any state or federal court located in the Borough of Manhattan, The City of New York, New York (each, a “New York Court”) arising out of or in relation to the obligations of the Company under this Agreement will be recognized in PRC courts subject to the applicable provisions of the Civil Procedure Law of the PRC and the PRC General Principles of Civil Law relating to the enforceability of foreign judgments and the statements set forth in the Prospectus under the caption “Enforcement of Civil Liabilities”;

(lvii)                        To the knowledge of the Company, none of the Company, any of its subsidiaries, and any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to a political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any unlawful bribe, payoff, influence payment, kickback, payment or rebate;

(lviii)                     The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(lix)                           The descriptions of the events and transactions set forth in the Pricing Prospectus in the section entitled “Company and Other Information” are accurate, complete and fair in all material respects; and each of the events and transactions set forth therein has been duly authorized and does not (A) contravene any provision of applicable law or statute, rule or regulation of any Governmental Agency having jurisdiction over the Company or any of its subsidiaries or any of their properties (including but not limited to the Ministry of Commerce, the State Administration of Industry and Commerce and the State Administration of Foreign Exchange of the PRC), (B) contravene the articles of association, business license or other constitutive documents of the Company or any of its subsidiaries, or (C) conflict with or result in a breach of violation of any of the terms or provisions of, or constitute a default under, any license, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject;

(lx)                              Each of the Company and each of the Company’s directors that signed the Initial Registration Statement is aware of and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and the State Administration of Foreign Exchange of the PRC on

August 8, 2006 and as amended on June 22, 2009 (the “M&A Rules”), in particular the relevant provisions thereof which purport to require offshore special purpose vehicles, or SPVs, formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange; the Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company understands such legal advice; and the Company has fully communicated such legal advice from its PRC counsel to each of its directors that signed the Initial Registration Statement and each director has confirmed that he or she understands such legal advice;

(lxi)                           The issuance and sale of the Shares and ADSs, the listing and trading of the ADSs on the NASDAQ Global Select Market or the consummation of the transactions contemplated by this Agreement and the Deposit Agreement is not and will not be, as of the date hereof or at each Time of Delivery (as defined in Section 4 hereof), adversely affected by the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules (collectively, the “M&A Rules and Related Clarifications”);

(lxii)                        Each of the Company and its subsidiaries that were incorporated outside of the PRC has taken, or is in the process of taking, if applicable, reasonable steps to comply with, and to ensure compliance by each of its shareholders, option holders, directors, officers and employees that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission and the State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens or the repatriation of the proceeds from overseas offering and listing by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals (the “PRC Overseas Investment and Listing Regulations”), including without limitation, requesting each shareholder, option holder, director, officer and employee that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations;

(lxiii)                     (A) None of the Company’s subsidiaries, affiliates, employees, agents and directors and officers in the United States: (i) does any business with or involving the government of, or any person or project located in, any country targeted by any of the economic sanctions promulgated by any Executive Order issued by the President of the United States or administered by the United States Treasury Department’s Office

of Foreign Assets Control (the “OFAC”); or (ii) supports or facilitates any such business or project, in each case other than as permitted under such economic sanctions; (B) the Company is not controlled (within the meaning of the Executive Orders or regulations promulgating such economic sanctions or the laws authorizing such promulgation) by any such government or person; (C) the proceeds from the offering of the Shares and ADSs contemplated hereby will not be used to fund any operations in, to finance any investments, projects or activities in, or to make any payments to, any country, or to make any payments to, or finance any activities with, any person targeted by any of such economic sanctions; and (D) the Company maintains and has implemented adequate internal controls and procedures to monitor and audit transactions that are reasonably designed to detect and prevent any use of the proceeds from the offering of the Shares and ADSs contemplated hereby that is inconsistent with any of the Company’s representations and obligations under clause (C) of this paragraph or in the Registration Statement, Pricing Prospectus and Prospectus;

(lxiv)                    The Company and its subsidiaries and their respective properties, assets and operations are in compliance with, and the Company and each of its subsidiaries hold all permits, authorizations and approvals required under Environmental Laws (as defined below); there are no past, present or, to the knowledge of the Company, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or any subsidiary under, or to interfere with or prevent compliance by the Company or any subsidiary with, Environmental Laws, except for such events, conditions, circumstances, activities, practices, actions, omissions or plans which would not give rise to a Material Adverse Effect; neither the Company nor any of its subsidiaries (A) is the subject of any investigation, (B) has received any notice or claim, (C) is a party to or affected by any pending or, to the knowledge of the Company, threatened action, suit or proceeding, (D) is bound by any judgment, decree or order or (E) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any national, provincial, municipal or other local or foreign law, statute, ordinance, rule, regulation, order, notice, directive, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(lxv)                       Except as described in the Pricing Prospectus, there are no affiliations or associations between any member of the FINRA and the Company; there are no affiliations or associations between (A) any member of the FINRA and (B) any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission;

(lxvi)                    There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Registration Statement, Pricing Prospectus and Prospectus which have not been described as required;

(lxvii)                 As of the date of the Pricing Prospectus and as of the date hereof, the M&A Rules did not and do not apply to the issuance and sale of the Shares and ADSs, the listing and trading of the ADSs on the NASDAQ Global Select Market, or the consummation of the transactions contemplated by this Agreement and the Deposit Agreement;

(lxviii)              In addition, any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares and ADSs shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each of the Underwriters;

(lxix)                    To the knowledge of the Company, each of BGB-3111, BGB-290, BGB-283 and BGB-A317 are eligible for the CFDA’s Category 1 regulatory pathway;

(lxx)                       To the knowledge of the Company, (A) all computer systems, communications systems, software and hardware which are currently owned, licensed or used by the Company or any of its subsidiaries (collectively, the “Information Technology”) comprise all of the information technology systems and related rights necessary to conduct, or material to, the respective businesses of the Company and any of its subsidiaries as currently conducted or as proposed to be conducted; (B) the Company and any of its subsidiaries either legally and beneficially own, or have obtained licenses for, or other rights to use, all of the Information Technology; (C) each agreement pursuant to which the Company or any of its subsidiaries has obtained licenses for, or other rights to use, the Information Technology is legal, valid, binding and enforceable in accordance with its terms, the Company and any of its subsidiaries have complied with the terms of each such agreement which is in full force and effect, and no default (or event which, with notice or lapse of time or fulfillment of any condition or compliance with any formality or all of the foregoing, would constitute such a default) by the Company or any of its subsidiaries has occurred and is continuing or is likely to occur under any such agreement, and neither the Company nor any of its subsidiaries have given or received any notice to or from any party to terminate any such agreement; (D) in the event that the persons providing maintenance or support services for the Company and any of its subsidiaries with respect to the Information Technology cease or are unable to do so, the Company and its subsidiaries have all the necessary rights and information to continue, in a reasonable manner, to maintain and support or have a third party maintain or support the Information Technology; (E) there are no defects relating to the Information Technology; (F) the Company and each of its subsidiaries has in place procedures to prevent unauthorized access and the introduction of viruses to the Information Technology and to enable the taking and storing of back-up copies of the software and data; and (G) the Company and each of its subsidiaries has in place adequate back-up policies and disaster recovery arrangements which enable its Information Technology and the data and information stored thereon to be replaced and substituted without material disruption to the business of the Company or any of its subsidiaries;

(lxxi)                    (A) the Company and its subsidiaries have complied with all applicable data protection laws in all material respects; (B) neither the Company nor any of its subsidiaries has received any notice (including, without limitation, any enforcement notice, de-registration notice or transfer prohibition notice), letter, complaint or allegation from the relevant data protection authority alleging any breach or non-compliance by it of the applicable data protection laws or prohibiting the transfer of data to a place outside the relevant jurisdiction; (C) neither the Company nor any of its subsidiaries has received any claim for compensation from any person in respect of its business under the applicable data protection laws and industry standards in respect of inaccuracy, loss, unauthorized destruction or unauthorized disclosure of data in the previous three years and there is no outstanding order against the Company or any of its subsidiaries in respect of the rectification or erasure of data; and (D) no warrant has been issued authorizing the data protection authority (or any of its officers, employees or agents) to enter any of the premises of the Company nor any of its subsidiaries for the purposes of, inter alia, searching them or seizing any documents or other material found there;

(lxxii)                 From the time of initial filing of the Registration Statement relating to the Shares with the Commission (or, if earlier, the first date on which a Section 5(d) Communication was made) through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);

(lxxiii)              There are no debt securities or preferred shares of, or guaranteed by, the Company that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(lxxiv)             The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(b)              Each of the Selling Shareholders, severally and not jointly, represents and warrants as to and in respect of itself only to, and agrees with, each of the Underwriters and the Company that:

(i)                           Such Selling Shareholder, if an entity, has been duly organized and is validly existing as a company or a limited partnership, as the case may be, in good standing in its jurisdiction of formation;

(ii)                        All Governmental Authorizations required for the sale and delivery of the Shares and ADSs to be sold by such Selling Shareholder hereunder and for the execution and delivery by such Selling Shareholder of this Agreement, and for the sale and delivery of the Shares and ADSs to be sold by such Selling Shareholder hereunder, have been obtained, except for such Governmental Authorizations as would not impair the consummation of such Selling Shareholder’s obligations hereunder; and such Selling Shareholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares and ADSs to be sold by such Selling Shareholder hereunder;

(iii)                     The sale of the Shares and ADSs to be sold by such Selling Shareholder hereunder, the deposit of the Shares by such Selling Shareholder with the Depositary against issuance of the ADRs evidencing the ADSs to be delivered by such Selling Shareholder and the compliance by such Selling Shareholder with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound, or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of the constituent documents of such Selling Shareholder if such Selling Shareholder is a corporation, the partnership agreement of such Selling Shareholder if such Selling Shareholder is a partnership or any statute or any order, rule or regulation of any court or Governmental Agency having jurisdiction over such Selling Shareholder or the property of such Selling Shareholder, except in each case, for such conflicts, breaches, violations or defaults as would not impair the ability of the Selling Shareholder to fulfill its obligations hereunder and thereunder;

(iv)                    There are no affiliations or associations between any member of the FINRA and such Selling Shareholder, except as described in the Pricing Prospectus; none of the proceeds received by such Selling Shareholder from the sale of the Shares and ADSs to be sold by such Selling Shareholder hereunder will be paid to a member of the FINRA or any affiliate of (or person “associated with,” as such terms are used in the rules of the FINRA) such member;

(v)                       Such Selling Shareholder has, and immediately prior to each Time of Delivery such Selling Shareholder will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares or the ADSs to be sold by such Selling Shareholder hereunder at such Time of Delivery, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of the ADSs representing such Shares and payment therefor pursuant hereto, good and valid title to such ADSs, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(vi)                    Neither such Selling Shareholder nor any of its affiliates, nor any person acting on its or their behalf has taken or will take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or the ADSs;

(vii)                 Such Selling Shareholder has no reason to believe that the representations and warranties of the Company contained in Section 1(a) are not true and correct and has no knowledge of any material fact, condition or information not disclosed in the Pricing Prospectus that has had, or may have, a Material Adverse Effect.  The sale of the Shares and ADSs by such Selling Shareholder pursuant to this Agreement is not prompted by any material information concerning the Company or any of its subsidiaries which is not set forth in the Pricing Prospectus;

(viii)              Such Selling Shareholder has not, prior to the execution of this Agreement, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act), or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares and

ADSs, in each case other than the then most recent Preliminary Prospectus;

(ix)                    To the extent that any statements or omissions made in the Registration Statement, Pricing Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with the Selling Shareholder Information, such Registration Statement and Pricing Prospectus did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto in light of the circumstances under which they were made);

(x)                       The Shares and the ADSs to be sold by such Selling Shareholder, when issued and delivered against payment therefor, will be freely transferable by the Selling Shareholder to or for the account of the several Underwriters and (to the extent described in the Prospectus) the initial purchasers thereof; and there are no restrictions on subsequent transfers of such Shares and ADSs under the laws of the PRC, Cayman Islands, British Virgin Islands or the United States except as described in the Pricing Prospectus under the captions “Description of Share Capital”, “Description of American Depositary Shares” and “Shares Eligible for Future Sale”;

(xi)                    No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of the PRC, Cayman Islands, British Virgin Islands or any political subdivision or taxing authority thereof or therein in connection with (A) the deposit with the Depositary of the Shares by such Selling Shareholder against the issuance of ADRs evidencing the ADSs to be sold by such Selling Shareholder, (B) the sale and delivery by such Selling Shareholder of the Shares and ADSs to be sold by such Selling Shareholder to or for the respective accounts of the Underwriters or (C) the sale and delivery by the Underwriters of the Shares and ADSs to the initial purchasers thereof;

(xii)                 All amounts payable by such Selling Shareholder under this Agreement shall be made free and clear of and without deduction for or on account of any taxes imposed, assessed or levied by the PRC, Cayman Islands or British Virgin Islands or any authority thereof or therein, nor are any taxes imposed in the PRC, Cayman Islands or British Virgin Islands on, or by virtue of the execution of this Agreement or the sale and delivery of the Shares and ADSs;

(xiii)              This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder; and to ensure the legality, validity, enforceability or admissibility into evidence in the PRC, Cayman Islands or British Virgin Islands of this Agreement, it is not necessary that this Agreement be filed or recorded with any court or other authority in the PRC, Cayman Islands or British Virgin Islands or that any stamp or similar tax in the PRC, Cayman Islands or British Virgin Islands be paid on or in respect of this Agreement or any other documents to be furnished hereunder;

(xiv)             Other than this Agreement, there are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offer and sale of the Shares and ADSs;

(xv)                (A) Neither such Selling Shareholder nor any of its subsidiaries, affiliates, employees, agents and directors and officers in the United States: (i) does any business with or involving the government of, or any person or project located in, any country targeted by any of the economic sanctions promulgated by any Executive Order issued by the President of the United States or administered by the OFAC; or (ii) supports or facilitates any such business or project, in each case other than as permitted under such economic sanctions; (B) such Selling Shareholder is not controlled (within the meaning of the Executive Orders or regulations promulgating such economic sanctions or the laws authorizing such promulgation) by any such government or person; and (C) the proceeds received by such Selling Shareholder from the sale of Shares and ADSs pursuant to this Agreement will not be used to fund any operations in, to finance any investments, projects or activities in, or to make any payments to, any country, or to make any payments to, or finance any activities with, any person targeted by any of such economic sanctions.

(xvi)             To such Selling Shareholder’s knowledge, none of such Selling Shareholder, any of its subsidiaries, or any director, officer, agent, employee or other person associated with or acting on behalf of such Selling Shareholder or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to a political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any unlawful bribe, payoff, influence payment, kickback, payment or rebate;

(xvii)          The operations of such Selling Shareholder and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Money Laundering Laws; and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving such Selling Shareholder or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Selling Shareholder, threatened; and

(xviii)                 Such Selling Shareholder has the legal right and power, and all authorization and approval required by law, to deposit the Shares with the Depositary against the issuance of the ADRs evidencing the ADSs to be delivered by such Selling Shareholder.

In addition, any certificate signed by such Selling Shareholder (or, with respect to any Selling Shareholder that is not an individual, any officer of such Selling Shareholder or of any of such Selling Shareholder’s subsidiaries) or by any representative of such Selling Shareholder and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares and ADSs shall be deemed to be a representation and warranty by such Selling Shareholder, as to matters covered thereby, to each of the Underwriters.

2.                          Subject to the terms and conditions herein set forth, (a) the Company and each of the Selling Shareholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Shareholders, at a purchase price per ADS of US$[•], the number of Firm ADSs (to be adjusted by the Underwriters so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm ADSs to be sold by the Company and each of the Selling Shareholders as set forth opposite their respective names in Schedule I attached hereto by a fraction, the numerator of which is the aggregate number of Firm ADSs to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I attached hereto and the denominator of which is the aggregate number of Firm ADSs to be purchased by all of the Underwriters from the Company and all of the Selling Shareholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional ADSs as provided below, the Company and each of the Selling Shareholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Shareholders, at the purchase price per ADS set forth in clause (a) of this Section 2, that portion of the number of Optional ADSs as to which such election shall have been exercised (to be adjusted by the Underwriters so as to eliminate fractional shares) determined by multiplying such number of Optional ADSs by a fraction the numerator of which is the maximum number of Optional ADSs which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I attached hereto and the denominator of which is the maximum number of Optional ADSs that all of the Underwriters are entitled to purchase hereunder.

The Company and each of the Selling Shareholders, as and to the extent indicated in Schedule I attached hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to [•] Optional ADSs, at the purchase price per share set forth in the paragraph above. Any such election to purchase Optional ADSs shall be made in proportion to the maximum number of Optional ADSs to be sold by the Company and each Selling Shareholder as set forth in Schedule I attached hereto initially with respect to the Optional ADSs to be sold by the Company and then among the Selling Shareholders in proportion to the maximum number of Optional ADSs to be sold by each Selling Shareholder as set forth in Schedule II attached hereto. Any such election to purchase Optional ADSs may be exercised only by written notice from the Representatives to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional ADSs to be purchased and the date on which such Optional ADSs are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representatives, the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.                          Upon the authorization by you of the release of the Firm ADSs, the several Underwriters propose to offer the Firm ADSs for sale upon the terms and conditions set forth in the Prospectus.

4.                          (a) The ADSs to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company and the Selling Shareholders, shall be delivered by or on behalf of the Company and the Selling Shareholders to the Representatives, through the facilities of DTC, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company and the Selling Shareholders to the Representatives at least forty-eight hours in advance.  The Company and the Selling Shareholders will cause the certificates representing the Shares and ADSs, if requested, to be made available for checking and packaging at least twenty-four hours prior to each Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”).  The time and date of such delivery and payment shall be, with respect to the Firm ADSs, 9:30 a.m., New York City time, on [•], 2016 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional ADSs, 9:30 a.m., New York City time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional ADSs, or such other time and date as the

Representatives and the Company may agree upon in writing.  Such time and date for delivery of the Firm ADSs is herein called the “First Time of Delivery”, such time and date for delivery of the Optional ADSs, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)                   The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the ADSs and any additional documents requested by the Underwriters pursuant to Section 8 hereof, will be delivered at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017 (the “Closing Location”), and the ADSs will be delivered at the Designated Office, all at such Time of Delivery.  A meeting will be held at the Closing Location at 4:00 p.m., New York time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.

(a)                   The Company agrees with each of the Underwriters:

(i)                                     To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares and ADSs, of the suspension of the qualification of the Shares and ADSs for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and to promptly notify you if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) completion of the 90-day restricted period referred to in Section 5(a)(v) hereof;

(ii)                                  Promptly from time to time to take such action as you may reasonably request to qualify the Shares and ADSs for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares and ADSs, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(iii)                               Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and ADSs and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares and ADSs at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(iv)                              To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(v)                                 During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”), not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any securities of the Company that are substantially similar to the Shares or the ADSs, including but not limited to any options or warrants to purchase Shares or ADSs or any securities that are convertible into or exchangeable for, or that represent the right to receive, Shares or ADSs or any such substantially similar securities, without your prior written consent.   The foregoing restrictions shall not apply to (A) the ADSs and Shares to be sold hereunder, (B) grants of awards pursuant to equity incentive plans existing on the date of this Agreement and described in the Pricing Prospectus, provided the recipients of such awards agree to be bound by a lockup letter in the form executed by directors and officers pursuant to Section 8(s) hereof, (C) issuances of shares pursuant to the exercise of awards granted pursuant to clause (B), provided the recipients of such shares agree to be bound by a lockup letter in the form executed by directors and officers pursuant to Section 8(s) hereof, (D) issuances of shares pursuant to the conversion or exchange of convertible or exchangeable securities, including preferred shares, warrants and options, outstanding as of the date of this Agreement and disclosed in the Pricing Prospectus, provided the recipients of such shares agree to be bound by a lockup letter in the form executed by directors and officers pursuant to Section 8(s) hereof, (E) the filing of any registration statement on Form S-8 relating to any benefit plans or arrangements disclosed in the Pricing Prospectus or the Prospectus and the issuance of securities registered pursuant thereto, (F) issuances of securities under the Company’s employee share purchase plan, if any, described in the Pricing Prospectus, provided the recipients of such shares agree to be bound by a lockup letter in the form executed by directors and officers pursuant to Section 8(s) hereof, or (G) issuances of shares or securities exercisable for, convertible into or exchangeable for shares in connection with any acquisition, collaboration, licensing or other joint venture or strategic transaction or any debt financing transaction involving the Company; provided that, in the case of clause (G), (x) such issuances shall not in the aggregate be greater than 5% of the total outstanding ordinary shares of the Company immediately following the completion of this offering of ADSs, and (y) the recipients of such shares agree to be bound by a lockup letter in the form executed by directors and officers pursuant to Section 8(s) hereof;

(vi)                              To furnish to its shareholders within such period required by the Exchange Act after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided that any report, communication or financial statement furnished or filed with the Commission that is publicly available on the Commission’s EDGAR system shall be deemed to have been furnished to you at the time furnished or filed with the Commission;

(vii)                           During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission); provided that any report, communication or financial statement furnished or filed with the Commission that is publicly available on the Commission’s EDGAR system shall be deemed to have been furnished to you at the time furnished or filed with the Commission;

(viii)                        To use the net proceeds received by it from the sale of the Shares and ADSs pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds” and in compliance with any applicable laws, rules and regulations of any Governmental Agency having jurisdiction over the Company or its subsidiaries; the Company will not use any of the proceeds from the offering of the Shares and ADSs contemplated hereby to fund any operations in, to finance any investments, projects or activities in, or to make any payments to, any country, or to make any payments to, or finance any activities with, any person, targeted by any of the economic sanctions promulgated by any Executive Order issued by the President of the United States or administered by the OFAC; and the Company will maintain and implement adequate internal controls and procedures to monitor and audit transactions that are reasonably designed to detect and prevent any use of the proceeds from the offering of the Shares and ADSs contemplated hereby that is inconsistent with any of the Company’s representations and obligations under the preceding sentence;

(ix)                              Prior to each Time of Delivery to deposit Shares with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that ADSs and ADRs evidencing ADSs will be executed (and, if applicable, countersigned) and issued by the Depositary against receipt of such Shares and delivered to the Underwriters at such Time of Delivery;

(x)                                 Not to (and to cause its affiliates not to) take, directly or indirectly, any action which is designed to or which constitutes or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of the Shares and ADSs;

(xi)                              To use its best efforts to include the ADSs for listing on the NASDAQ Global Select Market;

(xii)                           If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(xiii)                        Upon reasonable request of any Underwriter in writing, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares and ADSs (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(xiv)                       That all payments to be made by the Company under this Agreement shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges in which event the Company shall pay such additional amounts as may be necessary in order that the net amounts received by an Underwriter after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made;

(xv)                          To indemnify and hold each of the Underwriters harmless against (i) any documentary, stamp or similar issuance or transfer taxes, duties or fees and any transaction levies, commissions or brokerage charges, including any interest and penalties, which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the Shares and ADSs to be sold by the Company and the execution and delivery of this Agreement and the Deposit Agreement and (ii) any taxes, duties or governmental charges which they are required to pay in respect of any amount paid by the Company under this Agreement, or which are imposed due to the execution, delivery or performance of this Agreement or the Deposit Agreement or the consummation of the transactions contemplated by this Agreement (except for taxes imposed due to the Underwriter being a tax resident of the jurisdiction imposing the tax);

(xvi)                       To comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act;

(xvii)                    Prior to each Time of Delivery, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Company or any of its subsidiaries, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any of its subsidiaries, or the offering of the Shares and ADSs, without prior consent of the Representatives; and

(xviii)                 Not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Shares or ADSs by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares or the ADSs, in each case other than the Prospectus.

(b)                   Each of the Selling Shareholders, severally and not jointly, agrees with each of the Underwriters:

(i)                                     To enter into a “lock-up” agreement with the Representatives relating to sales and certain other dispositions of Shares or certain other securities;

(ii)                                  Prior to each Time of Delivery, if applicable, to deposit, or cause to be deposited on their behalf, Shares with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that ADRs evidencing ADSs will be executed (and, if applicable, countersigned) and issued by the Depositary against receipt of such Ordinary Shares and delivered to the Underwriters at such Time of Delivery;

(iii)                               Not to (and to cause its affiliates not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of the Shares and ADSs;

(iv)                              To indemnify and hold each of the Underwriters harmless against any documentary, stamp or similar issuance or transfer taxes, duties or fees and any transaction levies, commissions or brokerage charges, including any interest and penalties, which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the Shares and ADSs to be sold by such Selling Shareholder and the execution and delivery of this Agreement;

(v)                                 Not, at any time at or after the execution of this Agreement, to offer or sell any Shares or ADSs by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares or the ADSs, in each case other than the Prospectus;

(vi)                              To pay or cause to be paid all taxes, if any, on the transfer and sale of the Shares and ADSs being sold by such Selling Shareholder;

(vii)                           To advise the Representatives promptly, and if requested by the Representatives, confirm such advice in writing, so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares and ADSs, of any change in information contained in the Registration Statement, any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectuses, if any, relating to such Selling Shareholder;

(viii)                        Not to use any of the proceeds received by such Selling Shareholder from the sale of the Shares and ADSs pursuant to this Agreement to fund any operations in, to finance any investments, projects or activities in, or to make any payments to, any country, or to make any payments to, or finance any activities with, any person, targeted by any of the economic sanctions promulgated by any Executive Order issued by the President of the United States or administered by the OFAC, or in any manner that is not in compliance with applicable laws, rules and regulations of any Governmental Agency having jurisdiction over such Selling Shareholder including, without limitation, the requirement for PRC residents or citizens to repatriate the net proceeds received by such Selling Shareholder into the PRC under the applicable regulation of the Ministry of

Commerce and the State Administration of Foreign Exchange of the PRC; and

(ix)                              In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Shareholder will deliver to the Representatives prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-8BEN (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

6.                          (a) The Company and each Selling Shareholder represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares and ADSs that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares and ADSs that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III hereto;

(b)              The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Section 5(d) Communications, other than Section 5(d) Communications with the prior consent of the Representatives, with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Section 5(d) Writings, other than those distributed with the prior consent of the Representatives, that are listed on Schedule III(b) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Section 5(d) Communications; and each Underwriter represents and agrees that any Section 5(d) Communications undertaken by it were with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act;

(c)               The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending;

(d)              The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Section 5(d) Writing any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Section 5(d) Writing would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Section 5(d) Writing or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus or Section 5(d) Writing made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

7.                          The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares and ADSs; (iii) all expenses in connection with the qualification of the Shares and ADSs for offering and sale under the laws of the jurisdictions as provided in Section 5(a)(ii) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the ADSs on the NASDAQ Global Select Market; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the FINRA of the terms of the sale of the Shares and ADSs; (vi) the cost of preparing share certificates; (vii) the cost and charges of any transfer agent or registrar; (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the ADSs, provided that the Company and the Underwriters shall each be responsible for 50% of the cost of any aircraft chartered in connection with the road show; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; provided, however, that the amount of fees and disbursements of counsel for the Underwriters payable pursuant to subsections (iii) and (v) of this Section 7 shall not exceed $40,000 in the aggregate.  It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8.                          The obligations of the Underwriters hereunder, as to the Shares and ADSs to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Shareholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Shareholders shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)              The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a)(i) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)              Davis Polk & Wardwell LLP, U.S. counsel for the Underwriters, shall have furnished to you such written opinion and letter dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)               Jun He Law Offices, PRC counsel to the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(d)              Goodwin Procter LLP, United States counsel for the Company and the Selling Shareholders, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, substantially to the effect set forth in Annex IV attached hereto;

(e)               Fangda Partners, PRC counsel to the Company, shall have furnished to the Company such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, substantially to the effect set forth in Annex V attached hereto;

(f)                Fangda Partners, Hong Kong counsel to the Company, shall have furnished to the Company such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, substantially to the effect set forth in Annex VI attached hereto;

(g)               Mourant Ozannes, Cayman Islands counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, substantially to the effect set forth in Annex VII attached hereto;

(h)              Cooley LLP, intellectual property counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, substantially to the effect set forth in Annex VIII attached hereto;

(i)                  Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, substantially to the effect set forth in Annex IX attached hereto;

(j)                 Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., special counsel to the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, substantially to the effect set forth in Annex X attached hereto;

(k)              Maples and Calder, British Virgin Islands counsel for CB Biotech Investment Limited, a Selling Shareholder, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, substantially to the effect set forth in Annex XI attached hereto;

(l)                  The Chief Financial Officer for the Company shall have furnished to you a Chief Financial Officer’s Certificate, in form and substance satisfactory to you, to the effect set forth in Annex XII attached hereto;

(m)          On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the date on which the first sale of ADSs is confirmed if such date is not the same as the date of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young Hua Ming LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(n)              No Preliminary Prospectus, Pricing Prospectus, Issuer Free Writing Prospectus or Prospectus or amendment or supplement to the Registration Statement, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall have been filed to which you shall have reasonably objected in writing;

(o)              (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement and the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the share capital, short or long-term debt of the Company or any of its subsidiaries (other than as a result of the exercise of any outstanding share options or warrants described in or issued pursuant to the Company’s equity incentive plans described in the Pricing Prospectus, the award of share options pursuant to the Company’s equity incentive plans that are described in the Pricing Prospectus, or the repurchase of capital shares (subject to appropriate adjustment for share splits, share dividends, combinations and the like following the date of this Agreement) in connection with any early exercise of share options that were issued pursuant to the Company’s equity incentive plans described in the Pricing Prospectus by option holder employees in connection with such employees’ termination of service to the Company or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the ADSs representing the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus;

(p)              On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NASDAQ Global Select Market or the New York Stock Exchange, The Stock Exchange of Hong Kong Limited, the Shanghai Stock Exchange or the Shenzhen Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the NASDAQ Global Select Market; (iii) a general moratorium on commercial banking activities in New York Hong Kong, the PRC or the Cayman Islands declared by the relevant authorities, or a material disruption in commercial banking or securities settlement or clearance services in the United States Hong Kong, the PRC or the Cayman Islands; (iv) a change or development involving a prospective change in taxation affecting the Company, any of its subsidiaries or the Shares or the ADSs or the transfer thereof; (v) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any Governmental Agency materially affecting the business or operations of the Company or its subsidiaries; (vi) the outbreak or escalation of hostilities or act of terrorism involving the United States, Hong Kong, the PRC or the Cayman Islands

or the declaration by the United States Hong Kong, the PRC or the Cayman Islands of a national emergency or war; or (vii) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions or currency exchange rates or controls in the United States Hong Kong, the PRC, the Cayman Islands or elsewhere, and, in the case of clauses (iv), (v), (vi) or (vii), if the effect of any such event specified in such clauses, in your judgment, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares and ADSs being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(q)              The FINRA shall have confirmed in writing that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements;

(r)                 The ADSs to be sold by the Company at such Time of Delivery shall have been duly listed on the NASDAQ Global Select Market, subject to notice of issuance;

(s)                The Depositary shall have furnished or caused to be furnished to the Representatives at such Time of Delivery certificates satisfactory to the Representatives evidencing the deposit with it of the Shares being so deposited against issuance of ADSs and ADRs evidencing the ADSs to be delivered by the Company and the Selling Shareholders at such Time of Delivery, and the execution, countersignature (if applicable), issuance and delivery of ADSs and ADRs evidencing such ADSs pursuant to the Deposit Agreement;

(t)                 Each party set forth in Annex I attached hereto shall have entered into an agreement (each a “Lock-Up Agreement”) in the form attached as Annex II hereto;

(u)              The Company shall have complied with the provisions of Section 5(a)(iii) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(v)              At each Time of Delivery, as the case may be, the Chief Financial Officer of the Company shall have furnished to the Representatives an officer’s certificate, dated the date of delivery thereof, in form and substance satisfactory to the Representatives, to the effect set forth in Annex III attached hereto;

(w)            The Company and the Selling Shareholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Shareholders, respectively, satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company and the Selling Shareholders herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Shareholders of all of its obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as the Representatives may reasonably request, including, without limitation, certificates of officers of the Company satisfactory to the

Representatives with respect to the memorandum and articles of association and other organizational documents of the Company, all resolutions of the board of directors of the Company and other corporate actions relating to this Agreement and the authorization, issue and sale of the Shares and ADSs and the incumbency and specimen signatures of signing officers, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a), (n) and (w) of this Section and as to such other matters as the Representatives may reasonably request;

(x)              There shall not be any litigation, proceedings, investigations, processes for administrative sanctions or other actions initiated or threatened by any Governmental Agency before any Governmental Agency, in each case with due authority, against or involving any party hereto, in the PRC or elsewhere, that seeks to declare non-compliance, unlawful or illegal, under PRC laws, rules and regulations, the issuance and sales of the Shares and ADSs, the listing and trading of the ADSs on the NASDAQ Global Select Market or the transactions contemplated by this Agreement and the Deposit Agreement; and

(y)              There shall not be any adverse legislative or regulatory developments related to the M&A Rules and Related Clarifications which in the sole judgment of the Representatives (after consultation with the Company if practicable) would make it inadvisable to proceed with the public offering or the delivery of the Shares and ADSs being delivered at such Time of Delivery on the terms and in the manner contemplated in this Agreement (including any such development that results in either PRC counsel to the Company or PRC counsel to the Underwriters not being able to confirm, on the date of the Prospectus at a time prior to the execution of this Agreement and at such Time of Delivery, the respective opinions of such counsel, dated as of [•], 2016).

9.                          (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus,

or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or any Section 5(d) Writing, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(b)              Each of the Selling Shareholders will severally and not jointly indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case only with respect to such Selling Shareholder’s Selling Stockholder Information and to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with such Selling Shareholder’s Selling Stockholder Information, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred. Such Selling Shareholder’s liability under this subsection (b) shall not exceed the proceeds (net of any underwriting discounts and commissions but before deducting expenses) received by such Selling Shareholder from the sale of the Shares and ADSs sold by such Selling Shareholder hereunder (the “Selling Stockholder Proceeds”) less any amounts that such Selling Shareholder is obligated to pay under subsection (e) below.

(c)               Each Underwriter severally and not jointly will indemnify and hold harmless the Company and each Selling Shareholder against any losses, claims, damages or liabilities to which the Company or such Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the ADS Registration

Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or any Section 5(d) Writing, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company and each Selling Shareholder for any legal or other expenses reasonably incurred by the Company and the Selling Shareholders in connection with investigating or defending any such action or claim as such expenses are incurred.

(d)              Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party (i) under such subsection unless and to the extent it did not otherwise learn of such action and it has been materially prejudiced by such omission to notify through the forfeiture by the indemnifying party of substantial rights and defenses and (ii) otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)               If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters, on the other from the offering of the Shares and ADSs, as applicable.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholder on the one hand and the Underwriters, on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters, on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Selling Shareholder on the one hand or the Underwriters, on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, each of the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and no Selling Shareholder shall be required to contribute any amount in excess of such Selling Shareholder’s Selling Shareholder Proceeds less any amounts that such Selling Shareholder is obligated to pay under Subsection (b) above.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f)                The obligations of the Company and the Selling Shareholders under this Section 9 shall be in addition to any liability which the Company and the Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and the Selling Shareholders and to each person, if any, who controls the Company and the Selling Shareholders within the meaning of the Act.

10.                   (a) If any Underwriter shall default in its obligation to purchase the ADSs which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such ADSs on the terms contained herein.  If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such ADSs, then the Company and the Selling Shareholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such ADSs on such terms.  In the event that, within the respective prescribed periods, you notify the Company and the Selling Shareholders that you have so arranged for the purchase of such ADSs, or the Company or a Selling Shareholder notifies you that it has so arranged for the purchase of such ADSs, you or the Company or the Selling Shareholder shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such ADSs.

(b)              If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by you, the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such ADSs which remains unpurchased does not exceed one-eleventh of the aggregate number of all the ADSs to be purchased at such Time of Delivery, then the Company and the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the number of ADSs which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of ADSs which such Underwriter agreed to purchase hereunder) of the ADSs of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)               If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by you and the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such ADSs which remains unpurchased exceeds one-eleventh of the aggregate number of all ADSs to be purchased at such Time of Delivery, or if the Company and the Selling Shareholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase ADSs of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company and the Selling Shareholders to sell the Optional ADSs) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders, except for the expenses to be borne by the Company, the Selling Shareholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.                   The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Shareholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Shareholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Shareholder, and shall survive delivery of and payment for the ADSs.

12.                   If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor any of the Selling Shareholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any ADSs are not delivered by or on behalf of the Company and the Selling Shareholders as provided herein, the Company and each of the Selling Shareholders will, upon the occurrence of any failure to complete the sale and delivery of the Shares or the ADSs, promptly (and, in any event, not later than 30 days), severally and not jointly, reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares or the ADSs not so delivered, but the Company and the Selling Shareholders shall then be under no further liability to any Underwriter in respect of the Shares or the ADSs not so delivered except as provided in Sections 7 and 9 hereof.

13.                   In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by the Representatives on behalf of you.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives at: Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Registration Department and the Legal Department; and Cowen and Company, LLC, Attention: Head of Equity Capital Markets, Fax: 646-562-1249 with a copy to the General Counsel, Fax: 646-562-1124; if to the Selling Shareholders, shall be delivered or sent by mail, telex or facsimile transmission to [•]; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Chief Executive Officer; with a copy to Goodwin Procter LLP, 100 Northern Avenue, Boston, MA 02210, Attention: Mitchell S. Bloom or Edwin O’Connor; [and if to any shareholder that has delivered a lock-up letter described in Section 8(s) hereof shall be delivered or sent by mail to his or her respective address provided in writing to the Company]; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Shareholders by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14.                   This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Shareholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Shareholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the ADSs from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.                   Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the Company or the Selling Shareholders brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York Court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Each of the Company and the Selling Shareholders has appointed CT Corporation System, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. Each of the Company and the Selling Shareholders represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company and the Selling Shareholders, as the case may be.

16.                   In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company and the Selling Shareholders, as the case may be, will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company  and the Selling Shareholders and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

17.                   Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

18.                   Each of the Company and the Selling Shareholders acknowledges and agrees that (i) the purchase and sale of the Shares and ADSs pursuant to this Agreement is an arm’s-length commercial transaction between the Company and such Selling Shareholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Shareholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling

Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Shareholder on other matters) or any other obligation to the Company or such Selling Shareholder except the obligations expressly set forth in this Agreement and (iv) each of the Company and the Selling Shareholders has consulted its own legal and financial advisors to the extent it deemed appropriate.  Each of the Company and the Selling Shareholders agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Shareholder, in connection with such transaction or the process leading thereto.

19.                   This Agreement constitutes the entire agreement among the parties and supersedes all prior agreements and understandings (whether written or oral) among the Company, the Selling Shareholders and the Underwriters, or any of them, with respect to the subject matter hereof.

20.                   This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

21.                   Each of the Company, the Selling Shareholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22.                   This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

23.                   Notwithstanding anything herein to the contrary, each of the Company and the Selling Shareholders is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Shareholders relating to tax treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to tax treatment.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Selling Shareholders.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Shareholders for examination upon request, but without warranty on your part as to the authority of the signers thereof.

[Signature Page Follows]

Very truly yours,

BeiGene, Ltd.

By:
Name:
Title:

CB Biotech Investment Limited

By:
Name:
Title:

Xiaodong Wang

By:
Name:

Accepted as of the date hereof:

Morgan Stanley & Co. LLC

By:
Name:
Title:

Goldman, Sachs & Co.

By:
Name:
Title:

Cowen and Company, LLC

By:
Name:
Title:

On behalf of each of the Underwriters

SCHEDULE I

Number of
Optional
ADSs to be
Purchased if
	Total Number of Firm ADSs	Maximum Option
Underwriter	to be Purchased	Exercised
Morgan Stanley & Co. LLC	[•]	[•]
Goldman, Sachs & Co.	[•]	[•]
Cowen and Company, LLC	[•]	[•]
[•]	[•]	[•]
Total	[•]	[•]

SCHEDULE II

Schedule of Selling Shareholders

Total Number of
Firm ADSs
Selling Shareholder	to be Purchased
CB Biotech Investment Limited	[•]
Xiaodong Wang	[•]
Total	[•]

SCHEDULE III

(a)                                 Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package: Electronic roadshow presentation, available at www.retailroadshow.com

(b)                                 Materials and information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

Number of ADSs offered: [•], not including the Optional ADSs

Pricing Information: US$[•]  per ADS

Issuer Free Writing Prospectus: The Free Writing Prospectuses filed by the Company with the Commission on [•], 2016 [and [•], 2016]

2

ANNEX I

Parties to Execute Lock-up Agreement

ANNEX II

Form of Lock-Up Agreement

                    , 2016

Morgan Stanley & Co. LLC
Goldman, Sachs & Co.
Cowen and Company, LLC
As representatives of the several Underwriters
named in Schedule I to the Underwriting Agreement

c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

c/o Goldman, Sachs & Co.
200 West Street
New York, New York 10282

c/o Cowen and Company, LLC
599 Lexington Avenue, 27th Floor
New York, NY 10022

Re:  BeiGene, Ltd. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), proposes to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with BeiGene, Ltd., a Cayman Islands exempted company (the “Company”), providing for a public offering (the “Public Offering”) of American Depositary Shares (the “ADSs”) representing ordinary shares of the Company, par value US$0.0001 per share (the “Ordinary Shares”), pursuant to a Registration Statement on Form S-1 (File No. 333-      ) (the “Registration Statement”) and a Registration Statement on Form F-6 (File No. 333-209044) filed or to be filed with the U.S. Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the ADSs, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, purchase any option or contract to sell, make any short sale or otherwise dispose of any ADSs or Ordinary Shares or any securities of the Company that are substantially similar to the ADSs or Ordinary Shares of the Company, or any options or warrants to purchase any ADSs or Ordinary Shares of the Company, or any securities convertible into, exchangeable for or that represent the right to receive ADSs or Ordinary Shares of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Undersigned’s Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Undersigned’s Shares.

The Lock-Up Period will commence on the date of this letter agreement (the “Lock-Up Agreement”) and continue for 90 days after the public offering date set forth on the final prospectus used to sell the ADSs (the “Public Offering Date”) pursuant to the Underwriting Agreement.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) acquired in the Public Offering, or transactions relating to Ordinary Shares, ADSs or other securities acquired in open market transactions after the Public Offering Date, (ii) as a bona fide gift or gifts, (iii) to any member of the immediate family of the undersigned or any trust or other legal entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to any beneficiary (including such beneficiary’s estate) of the undersigned, provided that any such transfer shall not involve a disposition for value, (iv) by will or intestate succession upon the death of the undersigned, (v) by operation of law or by order of a court of competent jurisdiction pursuant to a qualified domestic order or in connection with a divorce settlement, (vi) by surrender or forfeiture of Ordinary Shares, ADSs or other securities of the Company to the Company to satisfy (x) tax withholding obligations upon exercise or vesting or (y) the exercise price upon a cashless net exercise, in each case, of share options, equity awards, warrants or other right to acquire Ordinary Shares or ADSs pursuant to the Company’s equity incentive plans described in the Registration Statement, (vii) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction occurring after the completion of the Public Offering, in each case made to all holders of Ordinary Shares, including in the form of ADSs, involving a Change of Control (as defined below), provided that (x) in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Undersigned’s Shares shall remain subject to the terms of this Lock-Up Agreement and (y) no such transfer of Ordinary Shares, ADS or any such warrant or other security shall be permitted pursuant to this clause (vii) if such bona fide third-party tender offer, merger, consolidated or other similar transaction is not approved by the board of directors of the Company, unless either (A) such transfer is required pursuant to mandatory take-over or squeeze-out provisions under applicable law or (B) the failure to so transfer such Undersigned’s Shares would result in such Undersigned’s Shares being extinguished without value being received by the undersigned, (viii) to the Company arising as a result of the termination of employment of the undersigned and pursuant to employment agreements under which the Company has the option to repurchase such Undersigned’s Shares or a right of first refusal with respect to transfers of such Undersigned’s Shares, provided that any filing made pursuant to Section 16(a) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) shall include a footnote noting the circumstances described in this clause, or (ix) with the prior written consent of the Representatives on behalf of the Underwriters.  Notwithstanding the foregoing, nothing in this Lock-Up Agreement shall prohibit the exercise of any option, warrant or other rights to acquire the Company’s Ordinary Shares, ADSs or other securities, the settlement of any share-settled share appreciation rights, restricted shares or restricted share units or the conversion of any convertible security into Ordinary Shares or ADSs, in each case described in the Registration Statement, provided that the underlying Ordinary Shares, ADSs or other securities remain subject to this Lock-Up Agreement and provided further that no filing under the Exchange Act nor any other public filing or disclosure of such transfer by or on behalf of the undersigned shall be required or voluntarily made during the Lock-Up Period . In addition, with respect to clauses (i) through (vi) above, it shall be a condition to such transfer that no filing under the Exchange Act nor any other public filing or disclosure of such transfer by or on behalf of the undersigned shall be required or voluntarily made during the Lock-Up Period and, with respect to clauses (ii) through (v) and (vii), prior to such transfer or distribution, the transferee, donee, trustee or distributee agrees to be bound in writing by the restrictions set forth herein.  For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, domestic partnership, marriage or adoption, not more remote than first cousin.  In addition, notwithstanding the foregoing, if the undersigned is a corporation , partnership, limited liability company, trust or other business entity, the undersigned may transfer the Undersigned’s Shares (x) to another corporation, partnership, limited liability company, trust or other affiliates (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned (including, for the avoidance of doubt, a fund managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company as the undersigned or who shares a common investment advisor with the undersigned) or (y) as part of a distribution without consideration by the undersigned to its stockholders, partners, members or other equity holders; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such Undersigned’s Shares subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such Undersigned’s Shares except in accordance with this Lock-Up Agreement, and provided further that any such transfer shall not involve a disposition for value.  Furthermore, nothing in this Lock-Up Agreement shall be deemed to prevent the undersigned from establishing any contract, instruction or plan (a “Plan”) pursuant to Rule 10b5-1 under the

Exchange Act for the transfer of ADSs or Ordinary Shares; provided that (x) such Plan does not provide for the transfer of ADSs or Ordinary Shares during the Lock-Up Period and (y) no public announcement or filing under the Exchange Act regarding the establishment of such Plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company. In addition, notwithstanding the forgoing, nothing in this Lock-Up Agreement shall be deemed to prevent the registration of the offering and sale of the Company’s securities as contemplated by the Underwriting Agreement and the sale of the securities to the Underwriters in the Public Offering.  The undersigned now has, and, except as contemplated by the above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar and the depositary for the ADSs against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

For purposes of the foregoing paragraph, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an Underwriter pursuant to the Public Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity).

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering.  The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

This Lock-Up Agreement (and for the avoidance of doubt, the Lock-Up Period described herein) and related restrictions shall automatically terminate upon the earliest to occur, if any, of (i) the Representatives, on behalf of the Underwriters, on the one hand, or the Company, on the other hand, advising the other in writing prior to the execution of the Underwriting Agreement that they have or it has determined not to proceed with the Public Offering contemplated by the Underwriting Agreement, (ii) the registration statement filed with the SEC with respect to the Public Offering contemplated by the Underwriting Agreement is withdrawn, (iii) the termination of the Underwriting Agreement (other than the provisions thereof which survive termination) prior to payment for and delivery of the ADSs or Ordinary Shares, or (iv) January 31, 2017 (provided, however, that the Company may extend such date by up to three months with written notice to the undersigned prior thereto if the Company is still pursuing the Public Offering contemplated by the Underwriting Agreement), in the event the closing of the Public Offering shall not have occurred prior to such date.

[Signature Page Follows]

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

ANNEX III

Form of Officer’s Certificate

ANNEX IV

Form of Opinion of Goodwin Procter LLP

ANNEX V

Form of Opinion of Fangda Partners, PRC Counsel

ANNEX VI

Form of Opinion of Fangda Partners, Hong Kong Counsel

ANNEX VII

Form of Opinion of Mourant Ozannes

ANNEX VIII

Form of Opinion of Intellectual Property Counsel to the Issuer

ANNEX IX

Form of Opinion of Counsel to the Depositary

ANNEX X

Form of Opinion of Special Counsel to the Company

ANNEX XI

Form of Opinion of British Virgin Islands Counsel to the Selling Shareholder

ANNEX XII

Form of Chief Financial Officer’s Certificate

[DATE]

Reference is hereby made to the Underwriting Agreement, dated [•], 2016 (the “Underwriting Agreement”), between BeiGene, Ltd. (the “Company”) and Morgan Stanley & Co. LLC, Goldman, Sachs & Co. and Cowen and Company, LLC as representatives of the several underwriters named on Schedule I thereto (the “Underwriters”). Capitalized terms used but not defined in this certificate have the meaning assigned to them in the Underwriting Agreement.

To assist the Underwriters in conducting and documenting their investigation of the affairs of the Company, I, Howard Liang, in my capacity as Chief Financial Officer of the Company, do hereby certify pursuant to Section 8(k) of the Underwriting Agreement that after reasonable inquiry and investigation by myself or members of my staff who are responsible for the Company’s financial and accounting matters:

1.              As the principal financial officer of the Company, I am responsible for, among other things: (i) preparing financial statements and related disclosures for the Company in conformity with accounting principles generally accepted in the United States and (ii) maintaining internal control over financial reporting and the Company’s management information systems.

2.              I am familiar with the accounting, operations, records systems and internal controls of the Company.

3.              I or members of my staff who are responsible for the Company’s financial and accounting matters have reviewed the financial and operating data (the “Financial and Operating Data”) circled on the pages of the preliminary prospectus [, the final prospectus] and certain of the documents incorporated therein by reference attached hereto as Exhibit A.

4.              The Financial and Operating data (a) are derived from the accounting books and records of the Company or  internal databases that are reliable and accurate to produce such information, (b) fairly present the Company’s calculation of the aforementioned information as of or for the periods presented, (c) are, as of the date of this certificate, a true and accurate measurement of the data purported to be represented as of or for the periods presented and (d) are calculated substantially in accordance with the description thereof if and to the extent such description is contained in the preliminary prospectus.

[Signature Page Follows]

IN WITNESS WHEREOF, I have hereunto signed my name on to this Chief Financial Officer’s Certificate as of the date first written above.

By:
Name: Howard Liang
Title: Chief Financial Officer

Exhibit A

[Financial and Operating Data]